Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

The following is a list of subsidiaries of Abbott Laboratories.  Abbott Laboratories is not a subsidiary of any other corporation.  Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories’ subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation

Abbott Administration Inc.	Delaware

Abbott Bioresearch Center, Inc.	Delaware

Abbott Cardiovascular Inc.	Delaware

Abbott Diabetes Care Inc.	Delaware

Abbott Diabetes Care Sales Corporation	Delaware

Abbott Equity Investments LLC	Delaware

Abbott Exchange Inc.	Delaware

Abbott Health Products, Inc.	Delaware

Abbott Home Infusion Services of New York, Inc.	New York

Abbott International LLC	Delaware

Abbott International Ltd. of Puerto Rico	Puerto Rico

Abbott Investment Holdings Corporation	Delaware

Abbott Laboratories Inc.	Delaware

Abbott Laboratories International Co.	Illinois

Abbott Laboratories Pacific Ltd.	Illinois

Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico

Abbott Laboratories Purchasing Company, LLC	Delaware

Abbott Laboratories Residential Development Fund, Inc.	Illinois

Abbott Laboratories Services Corp.	Illinois

Abbott Management Corporation	Delaware

Abbott Molecular Inc.	Delaware

Abbott Personnel Inc.	Delaware

Abbott Pharmaceutical Corporation	Delaware

Abbott Spine Inc.	Delaware

Abbott Trading Company, Inc.	Virgin Islands

Abbott Universal LLC	Delaware

Aspen Acquisition I, Inc.	Delaware

AVI Corp.	Delaware

BioDisplay Technologies, Inc.	Illinois

CG Nutritionals, Inc.	Delaware

CMM Transportation, Inc.	Delaware

Gene-Trak, Inc.	Delaware

Gene-Trak Systems Industrial Diagnostics Corp.	Delaware

i-STAT Corporation	Delaware

i-STAT Europe, Inc.	Delaware

IMTC Technologies, Inc.	Delaware

Integrated Vascular Systems, Inc.	Delaware

Knoll Pharmaceutical Company	New Jersey

Murex Diagnostics, Inc.	Delaware

Natural Supplement Association, Incorporated	Colorado

North Shore Properties, Inc.	Delaware

Perclose, Inc.	Delaware

S&G Nutritionals, Inc.	Delaware

Solartek Products, Inc.	Delaware

Spine Next America Corp.	Delaware

Swan-Myers, Incorporated	Indiana

TAP Finance Inc.	Delaware	50	%*

TAP Pharmaceuticals Inc.	Delaware	50	%**

TAP Pharmaceutical Products Inc.	Delaware	50%

Tobal Products Incorporated	Illinois

Woodside Biomedical, Inc.	Delaware

ZonePerfect Nutrition Company	Delaware

*                 TAP Finance Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

**          TAP Pharmaceutical Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

Country in which
International Subsidiaries	Organized

Abbott Laboratories Argentina, S.A.	Argentina

Abbott Australasia Pty. Limited	Australia

Abbott Laboratories Executive Superannuation Pty. Limited	Australia

Abbott Laboratories Superannuation Pty. Limited	Australia

Abbott Gesellschaft m.b.H.	Austria

Abbott Bahamas Overseas Businesses Corporation	Bahamas

Abbott Hospitals Limited	Bahamas

Abbott Laboratories (Bangladesh) Ltd.	Bangladesh	85%

Murex Diagnostics International, Inc.	Barbados

Abbott Belgian Pension Fund A.S.B.L.	Belgium

Abbott S.A.	Belgium

Abbott Ireland	Bermuda

Abbott Biotechnology Ltd.	Bermuda

Abbott Pharmaceuticals PR Ltd.	Bermuda

Abbott Diagnostics International, Ltd.	Bermuda

Abbott Laboratorios do Brasil Ltda.	Brazil

Abbott Laboratories, Limited	Canada

Experimental and Applied Sciences Canada Inc.	Canada

International Murex Technologies Corporation	Canada

i-STAT Canada Limited	Canada

Toba Pharma Inc.	Canada

ZonePerfect Nutrition Company	Canada

Abbott Laboratories de Chile Limitada	Chile

Shanghai Abbott Pharmaceutical Co., Ltd.	China	75%

Abbott Laboratories de Colombia, S.A.	Colombia

Abbott Laboratories d.o.o.	Croatia

Abbott Laboratories s.r.o.	Czech Republic

Abbott Laboratories A/S	Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador

Abbott Limited Egypt	Egypt

Abbott, S.A. de C.V.	El Salvador

Abbott OY	Finland

Abbott France Instruments S.A.S.	France

Abbott France S.A.S.	France

Abbott Spine S.A.	France

Vysis S.A.	France

Abbott Biotechnology Deutschland GmbH	Germany

Abbott Diagnostics GmbH	Germany

Abbott GmbH & Co. KG	Germany

Abbott Holding GmbH	Germany

Abbott Management GmbH	Germany

Abbott Vascular Instruments Deutschland GmbH	Germany

Heidelberg Innovation GmbH	Germany

Heidelberg Innovation GmbH & Co. BioScience Venture KG	Germany

Abbott Laboratories (Hellas) S.A.	Greece

Abbott Grenada Limited	Grenada

Abbott Laboratorios, S.A.	Guatemala

Abbott Laboratories Limited	Hong Kong

Abbott Laboratories (Hungary) Health Products and Medical Equipment Trading and Servicing Limited Liability Company	Hungary

Abind Healthcare Private Limited	India

Abbott India Limited	India	58.2%

P. T. Abbott Indonesia	Indonesia	99.99%

Abbott Ireland Holdings Limited	Ireland

Abbott Ireland Limited	Ireland

Abbott Laboratories Vascular Enterprises Limited	Ireland

Abbott Laboratories, Ireland, Limited	Ireland

Abbott Products	Ireland

Abbott Vascular Devices Ireland Limited	Ireland

BiodivYsio Limited	Ireland

Carotid International Systems Limited	Ireland

Mednova Limited	Ireland

Salviac Limited	Ireland

Abbott AIE s.r.l.	Italy

Abbott AVI s.r.l.	Italy

Abbott S.p.A.	Italy

Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy

Knoll-Ravizza Farmaceutici S.p.A	Italy

Abbott West Indies Limited	Jamaica	51%

Consolidated Laboratories Limited	Jamaica

Abbott Japan K.K.	Japan

Abbott Japan Co., Ltd.	Japan	97%

Abbott Vascular Devices Japan Co., Ltd.	Japan

Knoll Japan K.K.	Japan

Tofuku Shoji K.K.	Japan

Abbott Korea Limited	Korea

Abbott Laboratories Baltics	Latvia

Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia

Abbott Laboratories de Mexico, S.A. de C.V.	Mexico

Abbott B.V.	Netherlands

Abbott Biotechnology Netherlands B.V.	Netherlands

Abbott Holdings B.V.	Netherlands

Abbott Knoll Investments B.V.	Netherlands

Abbott Laboratories B.V.	Netherlands

Abbott Logistics B.V.	Netherlands

Abbott Nederland C.V.	Netherlands

Abbott Vascular Devices Holland B.V.	Netherlands

EAS International B.V.	Netherlands

IMTC Finance B.V.	Netherlands

IMTC Holdings B.V.	Netherlands

Knoll LLC B.V.	Netherlands

MediSense Europe B.V.	Netherlands

Abbott Laboratories (N.Z.) Limited	New Zealand

EAS Asia/Pacific Limited	New Zealand

Abbott Norge AS	Norway

Abbott Laboratories (Pakistan) Limited	Pakistan	83.42%

Abbott Laboratories, C.A.	Panama

Abbott Overseas, S.A.	Panama

Abbott Laboratorios S.A.	Peru

Abbott Laboratories (Philippines)	Philippines

Union-Madison Realty Company, Inc.	Philippines	40%

Abbott Laboratories Poland Sp.z.o.o.	Poland

Abbott Laboratorios, Limitada	Portugal

Abbottfarma - Promoção de Produtos Farmaceuticos, Limitada	Portugal

MediSense - Promoção de Produtos Farmaceuticos, Limitada	Portugal

Premier - Promoção de Produtos Farmaceuticos, Limitada	Portugal

Abbott Laboratories (Singapore) Private Limited	Singapore

Abbott Manufacturing Singapore Private Limited	Singapore

Abbott Laboratories d.o.o.	Slovenia

Abbott Laboratories Slovakia s.r.o.	Slovenia

Abbott Laboratories South Africa (Proprietary) Limited	South Africa

Experimental & Applied Sciences (Pty) Ltd.	South Africa

Knoll Pharmaceuticals South Africa Pty. Ltd.	South Africa

Abbott Cientifica, S.A.	Spain

Abbott Laboratories, S.A.	Spain

Bioresearch España, S.A.	Spain

Liade S.A.	Spain

MediSense Europe B.V.	Spain

Murex Diagnosticos S.A.	Spain

Abbott Scandinavia A.B.	Sweden

Abbott AG	Switzerland

Abbott Finance Company S.A.	Switzerland

Abbott Laboratories S.A.	Switzerland

Knoll AG	Switzerland

Knoll-Bioresearch S.A.	Switzerland

Abbott Laboratories Limited	Thailand

Abbott Laboratuarlari Ithalat Ihracat Ve Tecaret Limited Sirketi	Turkey

Abbott (UK) Finance Limited	United Kingdom

Abbott (UK) Holdings Limited	United Kingdom

Abbott Asia Holdings Limited	United Kingdom

Abbott Capital India Limited	United Kingdom

Abbott Diabetes Care Limited	United Kingdom

Abbott Equity Holdings Unlimited	United Kingdom

Abbott Investments Limited	United Kingdom

Abbott Laboratories Limited	United Kingdom

Abbott Laboratories Trustee Company Limited	United Kingdom

Abbott Vascular Devices (2) Limited	United Kingdom

Abbott Vascular Devices Limited	United Kingdom

Experimental and Applied Sciences UK Limited	United Kingdom

IMTC Holdings (U.K.) Limited	United Kingdom

Knoll Pharma Unlimited	United Kingdom

Knoll Pharmaceuticals Unlimited	United Kingdom

Knoll UK Investments Unlimited	United Kingdom

Knoll Unlimited	United Kingdom

MediSense Britain Limited	United Kingdom

MediSense Contract Manufacturing Unlimited	United Kingdom

Murex Biotech (UK) Limited	United Kingdom

Murex Biotech Limited	United Kingdom

TheraSense UK Limited	United Kingdom

Vysis (UK) Limited	United Kingdom

i-STAT Limited	United Kingdom

Abbott Laboratories Uruguay S.A.	Uruguay

Abbott Laboratories, C.A.	Venezuela